UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2009

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EVOLUTION RESOURCES, INC.

(Exact name of registrant as specified in its charter)

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Nevada	7363	20-2356853
(State or other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43 Yazoo Avenue, Clarksdale, Mississippi	38614
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 662-624-2591

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement.

On July 31, 2009, Evolution Resources, Inc. (“Evolution”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the ‘Buyers”) pursuant to which Evolution sold, and the Buyers purchased $215,000 aggregate principal amount of senior secured notes due November 30, 2009 (the “Notes”) and five-year warrants to purchase 1,000,000 shares of common stock at an exercise price of $5.00 per share (the “Warrant”). This transaction is exempt from securities registration pursuant to Rule 506 of Regulation D under the Securities Act of 1933.

The Notes bear interest at a rate of 18% per annum, which is payable quarterly beginning on October 1, 2009. The Notes are secured by (i) substantially all of the assets of Evolution and its subsidiaries and (ii) the pledge of Evolution of its entire equity interest in each of its subsidiaries. The Notes are guaranteed by each of Evolution’s subsidiaries. Evolution and each of its subsidiaries also entered into an account control agreement to secure the Notes. With appropriate notice, Evolution has the option to repay the Notes prior to the due date.

The Purchase Agreement, the form Note, the form of Warrant, the form of Security Agreement, the form of Guaranty, the form of Pledge Agreement and the form of Account Control Agreement are filed with this Current Report.

Item 3.02.

Unregistered Sale of Equity Securities.

See Item 1.01 which is incorporated herein by reference.

Item 9.01.

Financial Statements and Exhibits.

(c) The following Exhibits are filed herewith:

Exhibit 4.1.	Securities Purchase Agreement
Exhibit 4.2.	Form of Note
Exhibit 4.3.	Form of Warrant
Exhibit 4.4.	Form of Security Agreement
Exhibit 4.5.	Form of Guaranty
Exhibit 4.6.	Form of Pledge Agreement
Exhibit 4.7.	Form of Account Control Agreement

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on August 6, 2009.

Evolution Resources, Inc.

By:	/s/ DENNIS G. MCLAUGHLIN, III
Dennis G. McLaughlin
Chief Executive Officer

August 6, 2009